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                                   EXHIBIT 21

                    LENFEST COMMUNICATIONS, INC. SUBSIDIARIES


1.  CAH, INC.
    (Formerly Cable AdNet, Inc. as of 11/25/91)
    Pennsylvania Corporation

2.  CAM Systems, Inc.
    Delaware Corporation

3.  LenComm, Inc.
    California Corporation

    Fictitious Names
    Bay Cablevision

4.  Lenfest Advertising, Inc. (d/b/a "Radius Communications")
    Delaware Corporation

    Fictitious Names
    Radius Communications

5.  Lenfest Atlantic, Inc.
    New Jersey Corporation

    Fictitious Names
    Suburban Cable TV Co. Inc.

6.  Lenfest Australia, Inc.
    Delaware Corporation

7.  Lenfest Bay Area, Inc.
    Delaware Corporation

8.  Lenfest Clearview, Inc.
    Delaware Corporation

9.  Lenfest International, Inc.
    Delaware Corporation

10. Lenfest Jersey, Inc.
    Delaware Corporation

11. Lenfest New Castle County, Inc.
    Delaware Corporation

12. Lenfest Oaks, Inc.
    Pennsylvania Corporation

13. Lenfest Philadelphia Interconnect, Inc.
    Delaware Corporation

    Fictitious Names
    The Philadelphia Interconnect

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14. Lenfest Programming Services, Inc.
    Pennsylvania Corporation

15. Lenfest Raystay Holdings, Inc.
    Delaware Corporation

16. Lenfest - Smart Tone, Inc.
    Delaware Corporation

17. Lenfest Telephony, Inc.
    Delaware Corporation

    Fictitious Names
    Suburban Telecommunications

18. Lenfest West, Inc.
    California Corporation

    Fictitious Names
    Cable Oakland

19. Lenfest York, Inc.
    Delaware Corporation

20. LenNet, Inc.
    Pennsylvania Corporation

    Fictitious Names
    MetroNet Communications (A joint venture)
    GlobeNet is a Partner

21. Lenfest MCN, Inc.
    (formerly MicroNet, Inc. and Garden State Micro Relay, Inc.)
    Delaware Corporation

    Fictitious Names
    Garden State Micro Relay (PA and NJ)

22. Lenfest Atlantic Communications, Inc.
    (formerly MicroNet Atlantic Communications, Inc. 12/30/97)
    Delaware Corporation

23. Lenfest MCN Delmarva, Inc.
    (formerly MicroNet Delmarva, Inc., 12/30/97)
    Delaware Corporation

24. Lenfest MCN Delmarva Investments, Inc.
    MicroNet Diversified Investments, Inc.
    Delaware Corporation

25. StarNet, Inc.
    Delaware Corporation

26. StarNet Development, Inc.
    Utah Corporation

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27. StarNet Interactive Entertainment, Inc.
    Delaware Corporation

28. Suburban Cable TV Co. Inc.
    Pennsylvania Corporation

    Fictitious Names
    Bridge Cable
    Suburban Cable of Lancaster County
    Suburban Cable of Chester County

29. Suburban Connect, Inc.
    Delaware Corporation

30. TeleStar Marketing, Inc.
    Pennsylvania Corporation

31. Tri-State Media, Inc.
    Delaware Corporation

32. Cable AdCom
    Pennsylvania General Partnership

33. Clearview Partners
    Pennsylvania General Partnership

34. Garden State Cablevision, L. P.
    New Jersey Limited Partnership

35. GlobeNet
    Pennsylvania General Partnership

36. L-TCI
    Delaware General Partnership

37. Lenfest New Castle County
    Delaware General Partnership

    Fictitious Names
    Suburban Cable TV

38. MetroNet
    Pennsylvania Joint Venture

39. Lenfest MCN Delmarva Associates, L.P. effective December 30, 1997 (formerly MicroNet Delmarva Associates, L.P.)
    Delaware Limited Partnership

40. StarNet/CEA II Partners
    Delaware General Partnership

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